COMPLIANCE MANUAL	Amended as of November 1, 2010

STRALEM & COMPANY INCORPORATED

CODE OF ETHICS

STRALEM & COMPANY INCORPORATED (the “Adviser” or “Stralem”) a registered investment adviser under the Investment Advisers Act of 1940, (the “Advisers Act”) which serves as adviser to Stralem Fund (the “Trust”), a registered investment company under the Investment Company Act of 1940 (the “ICA”) hereby adopts this Code of Ethics as required under Rule 204A-1 under the Advisers Act and Rule 17j-1 under the ICA.

I.	DEFINITIONS

For purposes of this Code of Ethics the following terms shall have the meanings set forth below:

A.
“Access Person” means all directors, officers and partners of the Adviser and any supervised person who has access to nonpublic information regarding any client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund; or who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

B.	“Affiliated Persons” or “Affiliates” means

1.
any employee or Access Person of the Adviser or the Trust, and any member of the immediate family (defined as spouse, child, mother, father, brother, sister, in-law or any other relative) of any such person who lives in the same household as such person or who is financially dependent upon such person;

2.
any account for which any of the persons described in C. hereof is a custodian, trustee or otherwise acting in a fiduciary capacity, or with respect to which any such person either has the authority to make investment decisions or from time to time gives investment advice; and

3.
any partnership, corporation, joint venture, trust or other entity in which any employee of the Adviser or the Trust or Access Person of the Trust directly or indirectly, in the aggregate, has a 10% or more beneficial interest or for which any such person is a general partner or an executive officer.

C.	“Beneficial ownership of a security” by any person includes securities held by:

1.	a spouse, minor children or relatives who share the same home with such person;

2.	an estate for such person’s benefit;

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3.	a trust, of which

(a)	such person is a trustee or such person or members of such person’s immediate family have a vested interest in the income or corpus of the trust, or

(b)	such person owns a vested beneficial interest, or

(c)	such person is the settlor and such person has the power to revoke the trust without the consent of all the beneficiaries;

4.	a partnership in which such person is a partner;

5.	a corporation (other than with respect to treasury shares of the corporation) of which such person is an officer, director or 10% stockholder;

6.	any other person if, by reason of contract, understanding, relationship, agreement or other arrangement, such person obtains therefrom benefits substantially equivalent to those of ownership; or

7.
such person’s spouse or minor children or any other person, if, even though such person does not obtain therefrom the above-mentioned benefits of ownership, such person can vest or revest title in himself at once or at some future time.

A beneficial owner of a security also includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such security.  Voting power includes the power to vote, or to direct the voting of such security, and investment power includes the power to dispose, or to direct the disposition of such security.  A person is the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time within sixty (60) days.

D.
“Control” means the power to exercise a controlling influence over the management or policies of a corporation.  Any person who owns beneficially, either directly or through one or more controlled corporations, more than 25% of the voting securities of a corporation shall be presumed to control such corporation.

E.
Client Accounts” means accounts of any persons who receive from the Adviser investment advice, recommendations, research or analyses concerning securities and from whom the Adviser receives compensation.  This definition is intended to include the Trust.

F.
“Discretionary Account” means a brokerage account in which the Access Person has delegated authority to a financial adviser or broker to buy and sell securities for the account without the prior approval of the Access Person.

G.	“Employee” means any employee of the Adviser.

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H.
“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

I.
“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

J.	“Purchase or sale of a Reportable Security” includes the writing of an option to purchase or sell a security.

K.
“Reportable Fund” means; (i) any fund for which the Adviser serves as an investment adviser as defined in section 2(a)(20) of the ICA; or (ii) any fund whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser.

L.
“Reportable Security” means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, investment or futures contract, limited partnerships meeting the definition of a “security” (including limited liability and other companies that are treated as partnerships for U.S. federal income tax purposes); voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof); or any put, call straddle, option or privilege entered into on a national securities exchange relating to foreign currency, closed-end investment companies; Exchange Traded Funds; private investment funds, hedge funds and investment clubs; foreign unit trusts and foreign mutual funds or any put, call straddle, option or privilege entered into on a national securities exchange relating to foreign currency; or in general any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

“Reportable Security” does not include securities issued or guaranteed by the Government of the United States, its agencies or instrumentalities, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, shares of money market funds (domiciled inside or outside the United States) or shares of registered open-end investment companies other than Reportable Funds.

M.
“Restricted Security” means any Reportable Security that is included in the Adviser’s Large Cap Equity Strategy (“LCES”) and certain other Reportable Securities which may be currently in research or under consideration by the Investment Committee.

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II.	COMPLIANCE WITH GOVERNING LAWS, REGULATIONS AND PROCEDURES

A.
All Employees shall have and maintain knowledge of and shall comply strictly with all applicable federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing his or her activities.

B.
All Access Persons required to report under this Code of Ethics are listed on Exhibit A.  Employees beginning employment with the Adviser will be notified at the time of hire if they are Access Persons.  Employees who are not Access Persons at the time of hire may become Access Persons and such employees are obligated to comply with the reporting obligations set forth in this Code of Ethics and procedures adopted hereunder.

C.
Each Employee will receive information on how to access the Code of Ethics and the related procedures on the Adviser’s electronic personal trading platform at the time of his or her employment and must submit a statement on the Adviser’s electronic personal trading platform at least annually that he or she has reviewed the Code of Ethics.  Each Employee shall have and maintain knowledge of and shall comply with the provisions of this Code of Ethics and any procedures adopted hereunder.

D.
All Employees shall comply with all laws and regulations concerning insider trading and with the Adviser’s prohibition against insider trading contained in the “Insider Trading Procedures”.  Trading on or communicating material non-public information, or “inside information,” of any sort, whether obtained in the course of research activities, through a client relationship or otherwise, is strictly prohibited.

E.
All Employees shall comply strictly with procedures established by the Adviser to ensure compliance with this Code of Ethics and with applicable federal and state laws and regulations of governmental agencies and self-regulatory organizations.  Employees shall not knowingly participate in, assist, or condone (i) any act in violation of any statute or regulation governing securities matters or the Adviser, nor (ii) any act which would violate any provision of this Code of Ethics or any procedures adopted hereunder.

F.
Each Employee having supervisory responsibility shall exercise reasonable supervision over Employees subject to his or her control, with a view to preventing any violation by such persons of applicable statutes or regulations, the Trust’s Code of Ethics, or the provisions of this Code of Ethics or procedures adopted hereunder.

G.
Any Employee encountering evidence that acts in violation of applicable statutes or regulations or provisions of this Code of Ethics or procedures adopted hereunder have occurred shall report such evidence to the Chief Compliance Officer of the Adviser (the “Compliance Officer”) or such other person as appointed in procedures adopted hereunder.  The Compliance Officer will report all violations to the Board of Directors of the Adviser.  Such action by the Employee shall remain confidential, unless the Employee waives confidentiality or federal or state authorities compel

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disclosure.  Failure to report such evidence may result in disciplinary proceedings and may include sanctions as set forth in procedures adopted hereunder.

III.	ACTIVITIES AND TRANSACTIONS OF ACCESS PERSONS

A.
No Access Person shall recommend to, or cause or attempt to cause, Client Accounts or the Trust to acquire, dispose of, or hold any security (including, any option, warrant or other right or interest relating to such security) of which such Access Person or an affiliate of such Access Person has direct or indirect beneficial ownership unless the Access Person has first disclosed in writing to the Compliance Officer all facts reasonably necessary to identify the nature of the ownership of such Access Person or his or her affiliate in such security.

B.
Notwithstanding the above, it shall not be a violation of the Adviser’s Code of Ethics if an Access Person recommends to, or causes or attempts to cause, Client Accounts or the Trust to engage in any transaction concerning a security (or related interest) held by the Access Person through a Discretionary Account before the Access Person knows that he or she is the direct or indirect beneficial owner of such security (or related interest).

C.	Limited Offerings and Initial Public Offerings:

1.
No Access Person shall acquire direct or indirect beneficial ownership of an unregistered security issued in a Limited Offering or an Initial Public Offering without pre-clearance by a designated member of the Investment Committee as required by the Procedures hereto.

2.	Under normal circumstances, such approval will not be withheld if the Access Person demonstrates that:

(a)	the investment is not suitable for the Trust or any of the Client Accounts;

(b)	the investment opportunity was unique to the individual circumstances of the Access Person; and

(c)	no overreaching would or could occur.

Access Persons who have been authorized to acquire securities in an Initial Public Offering or Limited Offering must disclose their investment to the Compliance Officer if the Access Person participates in any way in the subsequent decision by the Investment Committee to purchase or sell that same security for the Trust or a Client Account.  The decision to purchase or sell that security for the Trust or a Client Account will be subject to an independent review by the Investment Committee.

D.
If, as a result of fiduciary obligations to other persons or entities, an Access Person believes that such person or an affiliate of such person is unable to comply with certain provisions of the Code, such Access Person shall so advise the Board of Directors of the Adviser and the Compliance Officer in writing, setting forth with

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reasonable specificity the nature of such fiduciary obligations and the reasons why such Access Person believes such person is unable to comply with any such provisions.  The Board of Directors of the Adviser, may, in its discretion, exempt such Access Person or an affiliate of such person from any such provisions, if it is determined that the services of such Access Person are valuable to the Adviser and the failure to grant such exemption is likely to cause such Access Person to be unable to render services to the Adviser.

The Board of Directors of the Adviser shall notify the Compliance Officer of the exemption.  Any Access Person granted an exemption (including, an exception for an affiliate of such person), pursuant to this Section shall, within three business days after engaging in a purchase or sale of a security held or to be acquired by a client, furnish the Compliance Officer with a written report concerning such transaction, setting forth the information specified in Section IV.C hereof.

IV.	REPORTING

A.
Except as provided by Section IV.E hereof, every Access Person shall report to the Compliance Officer the information described in Sections IV.B and IV.C hereof with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security (whether or not such security is a security held or to be acquired by a client); provided, however, that any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

B.
Initial Holdings Report.  Each Access Person, within ten days of becoming an Access Person, shall report to the Adviser, the following information, which must be current as of a date no more than 45 days prior to the date the report was submitted:

1.
The title and type of security, number of shares and principal amount of each Reportable Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

2.
The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became and Access Person; and

3.	The date that the report is submitted by the Access Person.

C.
Quarterly Transactions Report. Each Access Person, not later than thirty days after the end of the calendar quarter in which the transaction to which the report relates was effected, shall report the following information:

1.	With Respect to Transactions during the Quarter in Reportable Securities:

(a)	The date of transaction, the title, the interest rate and maturity date (if

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applicable), the number of shares, and the principal amount of each Reportable Security involved;

(b)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(c)	The price at which the transaction was effected; and

(d)	The name of the broker, dealer or bank with or through which the transaction was effected.

(e)	The date that the report is submitted by the Access Person.

2.	With Respect to New Accounts Established During the Quarter in which Any Securities Were Held:

(a)	The name of the broker, dealer or bank with whom the Access Person established the account;

(b)	The date the account was established; and

(c)	The date that the report is submitted by the Access Person.

D.
Annual Holdings Report.  Each Access Person, no later than thirty days after December 31 of each year, shall report the following information, which must be current as of a date no more than 45 days prior to the date the report is submitted:

1.	The title, number of shares and principal amount of each Reportable Security in which the Access Person had any direct or indirect beneficial interest;

2.	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

3.	The date that the report is submitted by the Access Person.

In the event that no securities are held as of December 31, the report should specify that securities were not held as of such date.  This report should include all securities and other financial property, including book entry shares held at companies, broker/dealers, investment advisers or other institutions and physically issued certificates held in a safe deposit box, at one’s home, or in the trust department of a bank or trust company.

E.	Notwithstanding the provisions of Sections IV.A and IV.C hereof,

1.	transactions effected for any account over which such person does not have any direct or indirect influence or control need not be reported;

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2.	transactions effected pursuant to an automatic reinvestment plan need not be reported;

3.
information submitted in the Quarterly Transactions Report need not duplicate information reported to the Compliance Officer on the Adviser’s electronic personal trading platform with respect to that Access Person, so long as the information is received no later than thirty days after the end of the calendar quarter.

F.	The records created and maintained under this Code of Ethics shall be maintained and preserved for the required period either electronically or in paper format as follows:

1.	A copy of each Code of Ethics for the Adviser, in effect at any time in the last five years, must be maintained in an easily accessible place.

2.
A copy of any records of violations of the Code of Ethics or any action taken as a result of a violation must be maintained in an easily accessible place for five years after the end of the fiscal year in which the violation occurs.

3.
All Initial Holdings Reports, Quarterly Transactions Reports and Annual Holdings Reports from Access Persons, and all reports to the Trust shall be maintained for at least five years after the end of the fiscal year in which the report was made, the first two years in an easily accessible place.

4.
A record of all persons currently or within the past five years who are or were required to make reports and persons designated to review the reports required under this Code of Ethics shall be maintained in an easily accessible place for at least five years.

5.
Approvals of the purchase of Reportable Securities on the Adviser’s Restricted List, and approvals of purchases of shares of Initial Public Offerings or Limited Offerings shall be maintained for at least five years after the end of the fiscal year in which the approval is granted.

V.	SANCTIONS

A.	Procedural Noncompliance

Noncompliance with the procedural requirements of this Code of Ethics (e.g., failure to submit quarterly reports in a timely manner) shall be noted.  Repeated noncompliance (i.e., three similar failures to comply with procedural requirements within a one year period) will be considered a violation and may result in disciplinary action.

B.	Violations and Trading Noncompliance

Failure to comply with the pre-clearance requirements and/or substantive prohibitions of this Code of Ethics with respect to trading activity may result in disciplinary action.  In this

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regard, the Adviser believes that a violation of this Code of Ethics which creates an actual or apparent conflict of interest with the Trust or with a Client Account will generally always result in disciplinary action absent extenuating circumstances.

C.	Extenuating Circumstances

The Adviser recognizes that instances of inadvertent noncompliance or violation may occur or that extenuating circumstances may apply to specific instances of noncompliance or violation.  In such an event, the Access Person shall immediately notify the Compliance Officer who shall have discretion to determine appropriate remedial action.

D.	Disciplinary Actions

The Adviser may take one or more of the following disciplinary actions including but not limited to requiring a meeting with the Compliance Officer; issuing a disciplinary memorandum; issuing a violation report; issuing a letter of reprimand; requiring disgorgement of profits; requiring trade(s) to be broken at the Access Person’s expense; requiring corrective action; suspension of trading privileges; requiring the consolidation of Access Persons accounts with certain brokers; monetary fines; suspension, dismissal and reporting the violation to the appropriate regulatory authorities.

Originally adopted: April 2000 and last amended as of the date above.

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Exhibit A

LIST OF ACCESS PERSONS REQUIRED TO REPORT UNDER CODE OF ETHICS

Adam Abelson
Hirschel B. Abelson
Michael Alpert
Philippe E. Baumann
Irene Bergman
Mei Chun
Ned Cooper
Timothy Denny
Andrew Eras
David Felsen
Philippe Labaune
Andrea Baumann Lustig
Mercedes Marquina
Joann Paccione
Jeremie Sebban
Leeza Tisnovsky

Access Person List as of August 2010

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Exhibit B-1

(Privileged and Confidential Information)

STRALEM & COMPANY INCORPORATED

CODE OF ETHICS

INITIAL/ ANNUAL ACKNOWLEDGMENT FORM FOR ACCESS PERSONS

If you cannot report on the Adviser’s electronic personal trading platform, you must submit this completed form directly to the Compliance Officer.

I have read Stralem & Company’s (“Stralem”) Code of Ethics and Procedures.  I understand the requirements thereof and recognize that I am subject to the Code of Ethics, and except as otherwise disclosed to the Chief Compliance Officer, I certify that I have, to date, complied with, and will continue to comply with, such requirements.  I understand that any violation of the Code of Ethics may lead to sanctions or other significant remedial action.

In addition, I have reported or disclosed all personal securities transactions required to be reported or disclosed pursuant to the requirements of the Code of Ethics.  I have reported to the Compliance Officer all additions and/or deletions of accounts for reportable securities for which I have direct or indirect beneficial ownership held at broker/dealers, companies or other institutions.

I understand that that I am prohibited from acquiring any securities in a private placement or IPO without prior written approval and that all transactions in Reportable Securities on the Restricted List  require written pre-clearance by a designated member of the Adviser’s Investment Committee.

Print Name

Signature

Date

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Exhibit B-2

STRALEM & COMPANY INCORPORATED

CODE OF ETHICS

INITIAL/ ANNUAL ACKNOWLEDGMENT FORM FOR PERSONS WHO ARE NOT ACCESS PERSONS

If you cannot report on the Adviser’s electronic personal trading platform, you must submit this completed form directly to the Compliance Officer.

I have read Stralem & Company’s Code of Ethics and I understand the requirements thereof.  I acknowledge that the Chief Compliance Officer has determined that I am not an access person as defined in the Code of Ethics, and therefore I am not subject to the reporting requirements contained therein until otherwise notified by the Chief Compliance Officer.

Print Name

Signature

Date

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Exhibit C

STRALEM & COMPANY INCORPORATED

INITIAL HOLDINGS ASSET CERTIFICATION OF ACCESS PERSONS

AS OF
INSTRUCTIONS

You must list each Reportable Security in which you have Beneficial Ownership that you hold at the end of the date indicated above.  Use additional sheets if necessary. All information must be current as of a date no more than 45 days prior to the date this certification is being submitted.

Name of Security	Number of Shares or Principal Amount	Registration on Security or Account	Nature of Interest

Certifications:  I hereby certify that:

1.           The securities listed above or in the brokerage statements that I have provided to the Adviser reflect all the Reportable Securities in which I have Beneficial Ownership as of the date listed above.

2.           I have read the Code of Ethics and certify that I am in compliance with it.

Date:	Signature:
Name:

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Exhibit D

STRALEM & COMPANY INCORPORATED

QUARTERLY SECURITIES TRANSACTION REPORT

For The Calendar Quarter Ended __________
(Must be completed within 30 days of quarter end)

INSTRUCTIONS

If you cannot report on the Adviser’s electronic personal trading platform either because the system is unavailable or if electronic reporting is not available for a particular security or brokerage account, you must submit this completed form directly to the Compliance Officer.

Report all transactions in Reportable Securities in any account in which you have a Beneficial Ownership. Use additional sheets if necessary. Write “none” if you have no transactions in Reportable Securities during the quarter.

If you submit copies of your monthly brokerage statements to the Compliance Officer or if your brokerage transactions are received electronically on the personal trading platform, and they disclose the required information with respect to all Reportable Securities in which you have Beneficial Ownership, while you still must sign and return this form, you need not fill in the details of security transactions below unless you have established a new account during the quarter.

Name of Security	Date of Transaction	Purchase/Sale	No. of Shares or Principal Amount	Price	Broker, Dealer or Other Party Through Whom Transaction Was Made

New Accounts:  Complete the following information if you have opened a new securities account during the quarter.  Transactions in securities should be listed above.

Title of Account	Name and Mailing Address of Institution at which account was opened	Account Number

I certify that the information provided above is correct.

Date:	Signature:
Name:

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Exhibit E

STRALEM & COMPANY INCORPORATED

ANNUAL ASSET CERTIFICATION OF ACCESS PERSONS

For the Year Ended ____
(Must be completed within 30 days of year end)

INSTRUCTIONS

If you cannot report on the Adviser’s electronic personal trading platform either because the system is unavailable or if electronic reporting is not available for a particular security or brokerage account, you must submit this completed form directly to the Compliance Officer.

Report all holdings in Reportable Securities in any account in which you have a Beneficial Ownership. Use additional sheets if necessary. Write “none” if you have no holdings in Reportable Securities at year end.

If you submit copies of your monthly brokerage statements to the Compliance Officer or if your brokerage holdings are received electronically on the personal trading platform, and they disclose the required information with respect to all Reportable Securities in which you have Beneficial Ownership, while you still must sign and return this form, you need not fill in the details of security holdings below unless you have established a new account which you need to report. You must also complete this form for any Reportable Securities not included in your account statements.

Name of Security	Number of Shares or Principal Amount	Registration on Security or Account	Nature of Interest

Certifications:  I hereby certify that:

1.           I have reported all the Reportable Securities for which I have Beneficial Ownership at the end of the period.
2.           I have read the Code of Ethics and certify that I am in compliance with it.

Date:	Signature:
Name:

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Exhibit H

STRALEM & COMPANY INCORPORATED

Pre-Clearance of Personal Reportable Securities Transactions

If you cannot request pre-clearance of a transaction on the Adviser’s electronic personal trading platform because the system is unavailable you must complete this form.

I hereby request permission to effect a transaction in the security indicated below for my own account or other account in which I have a beneficial interest or legal title.

Approval of a transaction will be effective for 24 hours from the time of receipt.   Any transaction, or portion thereof, not so completed will require a new approval.

Note:  A separate form must be used for each security transaction.

PART 1: To be completed by employee seeking pre-clearance.

1.	Employee Name:
2.	Date of Request:
3.	Name of Issuer/Security:
4.	Quantity (specify Par/Shares/Contracts):
5.	Is this a purchase or sell transaction?
6.	Is this security a new issue (IPO)?	YES ☐ NO ☐
7.	Is this an unregistered or private placement security?	YES ☐ NO ☐
8.	Do you, or to your knowledge, does anyone else at Stralem possess any “material non- public information" regarding the security or the issuer of the security?	YES ☐ NO ☐

Employee Certification:

I have read the Stralem & Company Incorporated Code of Ethics, Code of Ethics Procedures and the Insider Trading Procedures within the past year, and I believe that this transaction complies with the Code of Ethics, Code of Ethics Procedures and the Insider Trading Procedures.

Employee’s Signature:
Print Name:

Part II: To be completed by Approving Officer

PERMISSION:	Granted
Denied

Date:

Signature: Approving Officer

Print Name:

Comments:

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Continued on next page

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Date Stamp and Trader Initials Required:

Checked for Completeness:		Date:
Chief Compliance Officer

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